Exhibit 99.1

350 Park Avenue
New York, NY 10022
FOR IMMEDIATE RELEASE
Contact:	Jarrod Yahes
Head of Investor Relations
ExlService Holdings, Inc.
(212) 277-7109
ir@exlservice.com

Contact:	Investors: Michael Polyviou
Press: Kerry Kelly-Guiliano
Financial Dynamics
617-747-3603
kguiliano@fd-us.com

EXL REPORTS 2006 THIRD QUARTER RESULTS

Significant Increases in Revenue, Gross Margin and Operating Margin;

Executing on Long-Term Growth Strategy

New York, NY – November 16th, 2006 – ExlService Holdings, Inc. (NASDAQ: EXLS), a recognized provider of offshore solutions including business process outsourcing, research and analytics, and risk advisory services, today announced its financial results for the third quarter ended September 30, 2006.

The Company’s third quarter highlights include:

•	Revenue increased 94.0% to $35.7 million from $18.4 million in the third quarter of 2005 comprised of 59.8% organic revenue growth and 34.2% acquisition related growth.

•	Gross margin increased 200 basis points to 39.7% from 37.7% in the third quarter of 2005.

•	Operating margin for the quarter was 11.6% compared to 7.3% in the third quarter of 2005; adjusted operating margin for the quarter, excluding the impact of stock-based compensation expense and amortization of intangibles, was 15.7% compared to 7.5% in the third quarter of 2005.

•	Net income to common stock holders for the quarter was $4.1 million compared to $1.1 million in the third quarter of 2005; adjusted net income for the quarter, excluding the impact of stock-based compensation expense and amortization of intangibles, was $5.6 million compared to $1.1 million in the third quarter of 2005.

Reconciliations of Adjusted financial measures to GAAP are included at the end of this release.

“We are pleased with our outstanding financial performance during the quarter and the strong start to our life as a public company,” said Vikram Talwar, CEO and Vice-Chairman of EXL. “EXL’s third quarter results showed continued strong revenue growth and a significant expansion in gross margin and operating margin. Our third quarter results were driven by continuing ramps in multiple BPO processes, the positive impact of our acquisition of Inductis, as well as continued strong demand for our risk advisory offerings. I would note that although our business confidence and growth outlook remains strong, EXL benefited this quarter from the confluence of several factors that should not be expected to continue.

This quarter, EXL successfully completed several key strategic initiatives including the acquisition of Inductis, Inc. as well as our recent Initial Public Offering on the NASDAQ. Our clients’ receptivity to Inductis’ advanced capabilities in analytics has been good and we are pleased to be able to provide such a valuable offering to meet client demands for increasingly sophisticated offshore services. In line with EXL’s growth strategy we will continue to position ourselves for long-term business success and to capitalize on our current market position. On October 25, 2006, EXL closed its Initial Public Offering of 5,000,000 shares priced at $13.50 per share. The underwriters fully exercised their option to purchase an additional 750,000 shares to cover over-allotments, increasing the total number of shares sold to 5,750,000. The net proceeds of the offering were approximately $72.2 million after underwriting discounts and commissions but prior to estimated offering expenses payable by EXL. The EXL family is excited about becoming a public company and is now focused on continued execution of our business strategy and delivering value on behalf of our clients and stakeholders” concluded Mr. Talwar.

Financial Highlights – Third Quarter 2006

•	Revenue for the quarter ended September 30, 2006 increased to $35.7 million up 94.0% from $18.4 million in the quarter ended September 30, 2005.

•	Last twelve months revenue for the twelve months ended September 30, 2006 increased 43.4% to $102.4 million from $71.4 million in the twelve months ended September 30, 2005.

•	Revenue generated from the Company’s largest client was 29.4% for the quarter ended September 30, 2006 compared to 49.5% for the quarter ended September 30, 2005. Revenue generated from the Company’s three largest clients was 57.2% for the quarter ended September 30, 2006 compared to 75.0% for the quarter ended September 30, 2005.

•	Gross margin for the quarter ended September 30, 2006 was 39.7% and increased 200 basis points from 37.7% in the quarter ended September 30, 2005. Gross margins expanded primarily as a result of an increased utilization of the Company’s existing infrastructure, strong seasonal demand for services from the risk advisory services group, and favorable exchange rate movements during the third quarter of 2006.

•	Operating margin was 11.6%, compared to 7.3% in the quarter ended September 30, 2005. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, was 15.7% for the quarter ended September 30, 2006, compared to 7.5% in the quarter ended September 30, 2005.

•	Net income to common stockholders was $4.1 million for the quarter ended September 30, 2006, compared to $1.1 million in the quarter ended September 30, 2005. Adjusted net income to common stockholders, excluding the impact of stock-based compensation expense and amortization of intangibles, was $5.6 million for the quarter ended September 30, 2006, compared to $1.1 million in the quarter ended September 30, 2005.

•	Diluted earnings per share to common stockholders was $0.19, compared to $0.05 in the quarter ended September 30, 2005. Diluted adjusted earnings per share to common stockholders, excluding the impact of stock-based compensation expense and amortization of intangibles, was $0.26, compared to $0.05 in the quarter ended September 30, 2005. The number of shares used in computing earnings per share for the three months ending September 30, 2006 and September 30, 2005 has been adjusted to give effect to the two-for-one stock split and conversion done by the Company on October 24, 2006, but does not include the 5,750,000 shares issued as part of the Initial Public Offering of the Company.

Note: Periods may not be comparable due to the inclusion of the financial results of Inductis, Inc. in our consolidated financial statements from July 1, 2006.

Business Highlights

•	Hiring of Pramode Metre as Vice President, Chief Sales & Marketing Officer. Pramode previously served as corporate Vice President at e4e Inc. where he led business development initiatives and strategies for its four lines of BPO businesses and served as Senior Vice President, Business Development at Syntel, Inc.

•	Integration of Inductis, Inc. underway with initial successes in client cross-selling and collaborative solution delivery.

•	Entry into an interim agreement for the provision of services with a leading U.S. insurance company to provide a range of BPO services.

•	Entry into a Letter of Intent for a new facility in Noida to accommodate an additional 1,150 seats of capacity.

As of September 30, 2006, EXL had total employees of approximately 7,900, up 66% from approximately 4,750 employees at September 30, 2005. The Company’s headcount during the quarter increased by approximately 800 employees and attrition during the quarter for billable employees was 39.8%.

“Our strong third quarter results reflect the successful execution of our focus on sustainable growth and continued profitability.” said Rohit Kapoor, President and Chief Financial Officer of EXL. “We will continue to invest heavily in our sales and client relationship management function, additional physical infrastructure and management development programs. These investments will enable us to deploy the right resources and deliver high quality solutions that meet the business needs of our clients today and in the future.”

Mr. Kapoor continued, “We continued to invest in our front-end during the quarter with the hiring of Pramode Metre as Chief Sales & Marketing Officer as well as several other business development professionals in the U.S. Pramode will be charged with developing an industry-leading sales team and we continue to invest in our client acquisition and relationship management infrastructure. Our current pipeline of new clients as well as opportunities within existing clients remains robust and we look forward to an exciting year ahead as we seek to solidify our leadership position in the marketplace.”

2006 Outlook – Full Year

The Company is providing the following guidance:

•	Calendar year 2006 revenue of $117.5 to $118.5 million.

•	Calendar year 2006 adjusted operating income, excluding the impact of stock-based compensation expense and amortization of intangibles, of $14.5-15.5 million, and fourth quarter adjusted operating income, excluding the impact of stock-based compensation expense and amortization of intangibles, of $4.0 to 5.0 million.

The Company will be providing calendar 2007 annual guidance during its fourth quarter 2006 earnings report.

Conference Call

EXL will host a conference call on Thursday, November 16, at 8:00 a.m. (ET) to discuss the Company’s quarterly results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the Internet by accessing the EXL web site at www.exlservice.com, where the accompanying presentation can also be accessed. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-800-418-7236 or 1-973-935-8757 and reference “EXL.” For those who cannot access the live broadcast, a replay will be available by dialing 877-519-4471 or 973-341-3080 and entering “8098604” from two hours after the end of the call until 11:59 p.m. (EST) on November 23rd, 2006. The replay will also be available at the EXL web site.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS), is a recognized provider of offshore solutions including Business Process Outsourcing (BPO), research and analytics and risk advisory services. It primarily serves the needs of Global 1000 companies in the banking, financial services and insurance sector. EXL is headquartered at 350 Park Avenue, New York, NY. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Registration Statement on Form S-1. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenues	35,665,045	18,368,980	82,453,287	53,974,673
Cost of revenues (exclusive of depreciation and amortization)	21,490,479	11,440,529	51,378,118	35,104,597

Gross profit	14,174,566	6,928,451	31,075,169	18,870,076

Operating expenses:
General and administrative expenses	5,802,239	3,665,076	13,110,619	9,706,772
Selling and marketing expenses	1,635,644	419,924	3,083,744	1,213,363
Depreciation and amortization	2,614,929	1,497,937	6,254,903	4,477,588

Total operating expenses	10,052,812	5,582,937	22,449,266	15,397,723

Income from operations	4,121,754	1,345,514	8,625,903	3,472,353
Other income (expense):
Foreign exchange gain/(loss)	11,681	441,513	(688,213)	1,522,203
Interest and other income	310,945	258,306	912,327	501,467
Interest expense	(275,310)	(93,810)	(479,077)	(283,698)
Interest expense-redeemable preferred stock	—	(83,420)	—	(396,697)

Income before income taxes	4,169,070	1,868,103	8,370,940	4,815,628
Income tax provision/(benefit)	(152,084)	696,374	351,344	963,125

Net income	4,321,154	1,171,729	8,019,596	3,852,503
Dividends and accretion on preferred stock	(180,794)	(80,796)	(523,173)	(80,796)

Net income to common stockholders	$4,140,360	$1,090,933	$7,496,423	$3,771,707

Basic earnings per share to common stockholders	$0.19	$0.05	$0.35	$0.18
Diluted earnings per share to common stockholders	$0.19	$0.05	$0.34	$0.17
Weighted-average number of shares used in computing earnings per share:
Basic(1)	21,603,812	21,108,418	21,583,084	21,164,290
Diluted(1)	21,997,319	21,556,916	21,912,253	21,674,590

(1)	The number of shares and earnings per share data has been adjusted to give effect to the Stock Split and Conversion effected by the Company on October 24, 2006 in connection with the consummation of its Initial Public Offering but does not include the 5,750,000 shares issued as part of the initial public offering.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$25,628,874	$24,240,632
Restricted cash	686,684	474,504
Accounts receivable, net of allowance for doubtful accounts	27,632,396	14,762,331
Employee receivables	686,768	381,604
Prepaid expenses	739,630	1,037,839
Deferred income taxes	2,065,481	1,165,000
Other current assets	2,078,471	959,088

Total current assets	59,518,304	43,020,998
Fixed assets, net	14,917,242	16,206,665
Intangibles, net of amortization	2,560,000	—
Goodwill	10,878,140	—
Restricted cash	304,814	210,521
Deferred income taxes	194,279	871,327
Other assets	4,021,636	2,266,800

Total assets	$92,394,415	$62,576,311

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,774,887	$1,391,775
Short Term Debts	52,925	—
Deferred revenue	5,951,416	7,608,889
Accrued employee cost	8,914,017	3,408,714
Other accrued expenses and current liabilities	12,012,032	6,319,374
Income taxes payable	1,783,522	777,643
Current portion of capital lease obligation	184,680	215,150

Total current liabilities	30,673,479	19,721,545

Senior long-term debt	5,802,873	5,583,499
Capital lease obligations, less current portion	232,467	256,300

Total liabilities	36,708,819	25,561,344

Stockholders’ equity	49,091,339	30,943,883

Total liabilities and stockholders’ equity	$92,394,415	$62,576,311

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release Adjusted operating measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these Adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which are not indicative of the Company’s ongoing performance: (i) differences in stock compensation accounting policies between periods and (ii) significant non-recurring expenses associated with the amortization of Inductis Inc. acquisition-related intangibles. The Adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The following table shows the reconciliation of these Adjusted financial measures to GAAP:

(In thousands except per share data)

	Three Months Ended September 30,				Three Months Ended September 30,
	2006 US GAAP	Adjustments		2006 Adjusted	2005 US GAAP	Adjustments		2005 Adjusted

Revenues	$35,665	$—		$35,665	$18,369	$—		$18,369
Cost of revenues (exclusive of depreciation and amortization)	21,490	(220	)(a)	21,270	11,441	—		11,441

Gross profit	14,175	220		14,395	6,928			6,928

Gross Margin %	39.7%			40.4%	37.7%			37.7%
Selling, general and administrative expenses	7,438	(659	)(a)	6,779	4,085	(30	)(a)	4,055
Depreciation and amortization expense	2,615	(590	)(b)	2,025	1,498			1,498

Income from operations	4,122	1,469		5,591	1,346	30		1,376
Operating Margin %	11.6%			15.7%	7.3%			7.5%
Other income (expense):
Interest income	311	—		311	258	—		258
Other income / (expense), net	(264)	—		(264)	264	—		264

Total other income / (expense)	47	—		47	523	—		523

Income before provision for income	4,169	1,469		5,638	1,868			1,898
Provision for income taxes	(152)	0		(152)	696			696

Net income	4,321	1,469		5,791	1,172	30		1,202

Dividends and accretion on preferred stock	(181)			(181)	(81)			(81)
Net Income to common stockholders	$4,140	1,469		$5,610	$1,091	30		$1,121

Basic earnings per share	$0.19	$0.07		$0.26	$0.05	$0.00		$0.05

Diluted earnings per share	$0.19	$0.07		$0.26	$0.05	0.00		$0.05

Weighted average number of common shares outstanding	21,603,812	21,603,812		21,603,812	21,108,418	21,108,418		21,108,418

Weighted average number of common and dilutive shares outstanding	21,997,319	21,997,319		21,997,319	21,556,916	21,556,916		21,556,916

Note:	The number of shares and earnings per share data has been adjusted to give effect to the Stock Split and Conversion effected by the Company on October 24, 2006 in connection with the consummation of its initial public offering but does not include the 5,750,000 shares issued as part of the Initial Public Offering.
Note:	The Income statement as of September 30, 2005 does not include results from Inductis, Inc. operations.
(a)	To exclude stock-based compensation expense under FAS 123R (in 2006) and APB25 (in 2005) and related income tax benefits.
(b)	To exclude amortization of intangibles recorded in the quarter ending September 30, 2006.

For 2006, the weighted average number of common and dilutive shares outstanding were calculated taking into account the requirements of FAS 123R.